EXHIBIT (e)



                         AUDITED FINANCIAL STATEMENTS
                          PROVINCE OF NEW BRUNSWICK
                     FOR FISCAL YEAR ENDED MARCH 31, 2002

                                   2001-2002
                            MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below, first for revenue, then for expenditure. In this analysis, comparisons are made between the actual results for 2001-02 and either the 2001-02 budget or actual results for 2000-01.


BUDGETARY REVENUE

PROVINCIAL SOURCES

TAXES ON CONSUMPTION

Taxes on consumption were down by $11.3 million from budget. This was mainly due to harmonized sales tax (HST) revenues being $31.4 million lower than budget as a result of lower federal estimates of New Brunswick's portion of the harmonized sales tax. The decrease in HST was partially offset by a $19.7 million increase in tobacco tax revenues, primarily a result of tax increases announced in April and November 2001.

Taxes on consumption were up $24.1 million from 2000-01 mainly due to tobacco tax revenues increasing by $19.9 million, primarily attributable to rate increases in April and November 2001.


TAXES ON PROPERTY

Taxes on property were up $16.6 million from budget due to higher revenues from property assessments than anticipated at time of budget.

Compared to 2000-01, taxes on property were up $13.9 million reflecting higher revenue from property assessments.


Taxes on Income

Taxes on income were up $28.0 million from budget primarily due to an increase in corporate income tax revenues of $21.9 million, attributable to higher than anticipated corporate taxable income. Personal income taxes were $6.9 million above budget due to a positive prior year adjustment in respect of the 2000 taxation year.


OTHER TAXES

Other taxes were up $12.7 million from budget mainly due to higher than anticipated large corporation capital tax revenues of $7.0 million, primarily attributable to a positive prior year adjustment in respect of the 2000 taxation year.

Compared to 2000-01, other taxes were up $12.7 million mainly due to higher large corporation capital tax revenues of $8.4 million, primarily a result of a positive prior year adjustment in respect of the 2000 taxation year affecting 2001-02 revenues.

INVESTMENT INCOME

Investment income was down $26.9 million from budget. This was mainly a result of WHSCC incurring a net loss of $35.7 million, a reduction of $36.8 million from the budget estimate, primarily as a result of higher claim costs and weaker market returns than anticipated. NB Power Corporation was down $10.0 million from budget. These losses were partially offset by increased revenues from other sources of investment income.

Compared to 2000-01, investment income was up $82.7 million. This was mainly due to NB Power showing net income of $20.0 million in 2001-02 as opposed to a restated net loss of $78.0 million in 2000-01, which was primarily attributable to a change in accounting policy for foreign exchange translation.


OTHER PROVINCIAL REVENUE

Other provincial revenues were $20.7 million higher than estimated at budget primarily due to an increase in revenues associated with the consolidation of government organizations.


FEDERAL SOURCES

CANADA HEALTH AND SOCIAL TRANSFER

THE CANADA HEALTH AND SOCIAL TRANSFER (CHST) WAS $90.9 MILLION HIGHER THAN IN 2000-01 AS A RESULT OF INCREASED FUNDING FROM THE FEDERAL GOVERNMENT.


FISCAL EQUALIZATION PAYMENTS

Equalization revenues were $104.3 million above budget due to positive prior year adjustments of $119.0 million, including the removal of the ceiling in respect of the 1999-2000 entitlement year.

Equalization revenues were $170.8 million higher than in 2000-01 in large part due to significant, positive prior year adjustments in 2001-02. Increases in provincial revenues subject to equalization resulted in higher entitlements as well.

                            BUDGETARY EXPENDITURE


Education

Education expenses were $25.0 million below budget, primarily because of higher than anticipated amortization of experience gains in the Teachers pension plan, which were partially offset by the investment in the University Infrastructure Trust.

Education expenditures were $65.2 million higher than in 2000-01 mainly due to lower pension interest earned on the Teachers plan, negotiated wage increases including the teachers' collective agreement, enhanced access to post-secondary education, and increased access to high speed Internet in schools.

HEALTH

Health expenditures were $43.7 million higher than budget and $120.2 million higher than in 2000-01 because of increased costs in programs such as hospital services, Medicare and prescription drugs.

FAMILY AND COMMUNITY SERVICES

Family and Community Services expenditures were $13.5 million lower than budget mainly because of lower than anticipated growth in the Long Term Care Program.

Family and Community Services expenditures were $26.5 million higher than in 2000-01 primarily because of general increases in Family and Community Social Services and Nursing Home Services.

PROTECTION SERVICES

Protection Services expenditures were $1.4 million higher than budget primarily because of increased security and emergency costs.

Protection Services expenditures were $3.9 million higher than in 2000-01 primarily because of increased law enforcement costs and budgeted increases in the operation of the justice system.

ECONOMIC DEVELOPMENT

Economic Development expenditures were $10.1 million lower than budget, mainly because of less than anticipated uptake in the development programs of the Regional Development Corporation.

Economic Development expenditures were $27.0 million higher than in 2000-01, mainly due to the Province's $20.0 million investment in the Innovation Trust Fund and funding for new initiatives in the Regional Development Corporation. These increases were partially offset by less than anticipated uptake in Business New Brunswick's Strategic Assistance Program.

Employment Development and Labor

Employment Development and Labor expenses were $3.7 million higher than in 2000-01, mainly due to increased costs in the New Brunswick Community College network, partially offset by savings in the Employment Development program and services.

                               RESOURCE SECTOR


Resource Sector expenditures were $4.4 million higher than budget mainly due to increased forest fire protection costs.

TRANSPORTATION

Transportation expenditures were $24.0 million higher than budget primarily due to winter maintenance expenditures, which are dependent on the length and severity of the winter, and an accelerated capital program and vehicle purchase program.

Transportation expenditures were $46.6 million higher than in 2000-01 primarily due to an increased capital budget, and an accelerated capital program and vehicle purchase program.


CENTRAL GOVERNMENT

Central Government expenditures were $16.6 million greater than budget and $46.5 million higher than in 2000-01 mainly due to increased costs in provision for losses.

SERVICE OF THE PUBLIC DEBT

Service of the Public Debt was $14.5 million higher than in 2000-01 due mainly to expensing a portion of the interest on the debt associated with the Fredericton-Moncton highway project.


FISCAL STABILIZATION FUND

For the year ending 31 March 2002, an amount of $100.0 million was transferred from the Consolidated Fund to the Fiscal Stabilization Fund, pursuant to the Province's Fiscal Stabilization Fund Act.

                               AUDITOR'S REPORT



To the Legislative Assembly
Province of New Brunswick


I have audited the statement of financial position of the Province of New Brunswick as at 31 March 2002 and the statements of revenue and expenditure, cash flow and net debt for the year then ended. These financial statements are the responsibility of government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by government, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Province as at 31 March 2002 and the results of its operations and its cash flows for the year then ended in accordance with the accounting policies set out in Note 1 to the financial statements. As required by section 10 of the Auditor General Act, I report that, in my opinion, these policies have been applied on a basis consistent with that of the preceding year.




Daryl C. Wilson, FCA
Auditor General

9 August 2002

                        STATEMENT OF FINANCIAL POSITION
                              as at 31 March 2002

                                                      (millions)
Schedule                                         2002            2001

    ASSETS
1  Accounts and Interest Receivable          $   285.1       $   263.2
2  Taxes Receivable                              382.4           376.4
3  Inventories                                    26.8            27.4
4  Prepaid and Deferred Charges                  134.9            86.6
   Unrealized Foreign Exchange Losses            159.2           182.8
5  Loans and Advances                            157.5           154.2
6  Investments                                   (71.6)         (117.8)
   Excess of Pension Assets Over Accrued
   Benefits (Note 14)                             ---             68.4
                                                ------          ------
     Total Assets                             $1,074.3        $1,041.2
                                              ========        ========

    LIABILITIES
7  Bank Advances and Short Term Borrowing     $  352.3        $  484.8
8  Accounts Payable                              436.6           317.3
9  Accrued Expenditures                          676.0           709.9
10 Allowance for Losses                           44.7            30.9
11 Deferred Revenue                              286.1           325.2
12 Deposits Held in Trust                         42.3            34.0
13 Obligations under Capital Leases (Note 9)     871.9           900.0
   Unamortized Pension Adjustments and
     Valuation Allowance  (Note 14)              372.6           511.0
                                               -------         -------
                                               3,082.5         3,313.1
                                               -------         -------

   Funded Debt (Note 12)                      11,126.4        10,717.3
   Borrowing for NB Power Corporation         (3,121.7)       (3,061.1)
                                              --------        --------
   Funded Debt for Provincial Purposes         8,004.7         7,656.2

   Sinking Fund Investments                   (3,358.8)       (3,130.2)
                                              --------        --------
                                               4,645.9         4,526.0
                                              --------        --------
     Total Liabilities                         7,728.4         7,839.1

   NET DEBT                                   (6,654.1)       (6,797.9)
                                              --------        --------
                                              $1,074.3        $1,041.2
                                              ========        ========

   Contingent Liabilities - See Note 15
   Commitments - See Note 16

   The accompanying notes are an integral part of these Financial Statements. /s/ Mike Ferguson, C.A.
   Comptroller

                     STATEMENT OF REVENUE AND EXPENDITURE
                    for the fiscal year ended 31 March 2002


                                                    (millions)
Schedule                                  2002           2002         2001
                                         Budget         Actual       Actual
                                        --------       --------    ---------
   REVENUE
   Provincial Sources
14  Taxes on Consumption                $  925.0       $  913.7    $  889.6
    Taxes on Property                      272.0          288.6       274.7
15  Taxes on Income                      1,064.1        1,092.1     1,091.9
16  Other Taxes                             69.2           81.9        69.2
17  Licenses and Permits                   100.0          101.6       106.6
18  Royalties                               59.5           61.1        66.5
19  Investment Income                      238.5          211.6       128.9
20  Other Provincial Revenue               179.2          199.9       192.8
    Sinking Fund Earnings                  230.0          230.9       220.0
                                         -------       --------    --------
                                         3,137.5        3,181.4     3,040.2
   Federal Sources
    Canada Health and Social Transfer      490.0          494.9       404.0
    Fiscal Equalization Payments         1,217.0        1,321.3     1,150.5
    Harmonization Transitional Payment       ---            ---        34.0
    Other Unconditional Grants - Canada      1.9            1.9         1.9
21  Conditional Grants - Canada            224.1          217.2       204.4
                                         -------       --------    --------
                                         1,933.0        2,035.3     1,794.8
                                         -------       --------    --------
                                         5,070.5        5,216.7     4,835.0
                                         -------       --------    --------
   EXPENDITURE
22  Education                              964.6          939.6       874.4
23  Health                               1,366.8        1,410.5     1,290.3
24  Family and Community Services          696.4          682.9       656.4
25  Protection Services                    136.0          137.4       133.5
26  Economic Development                   171.4          161.3       134.3
27  Employment Development and Labour      228.7          227.4       223.7
28  Resource Sector                        149.6          154.0       154.4
29  Transportation                         261.5          285.5       238.9
30  Central Government                     405.9          422.5       376.0
    Service of the Public Debt (Note 13)   654.8          651.8       637.3
                                         -------       --------    --------
                                         5,035.7        5,072.9     4,719.2
                                         -------       --------    --------

SURPLUS RESULTING IN DECREASE IN
NET DEBT FOR THE YEAR                    $  34.8       $  143.8    $  115.8
                                         =======       ========    ========
Under legislation, a portion of the
surplus for the year has been set aside
in a Fiscal Stabilization Fund for
fiscal policy purposes.
  Surplus for the year                   $  34.8       $  143.8    $  115.8
  Allocation to Fiscal Stabilization
  Fund (Note 5)                              ---         (100.0)     (100.0)
                                         -------       --------    --------

Surplus for fiscal policy purposes       $  34.8        $  43.8     $  15.8
                                         =======        =======     =======

The accompanying notes are an integral part of these Financial Statements.

                            STATEMENT OF CASH FLOW
                    for the fiscal year ended 31 March 2002


                                                      (millions)
                                                 2002            2001

OPERATING ACTIVITIES

Decrease in Net Debt for the Year            $   143.8       $   115.8
Non Cash Items
 Amortization of Premiums, Discounts and
  Issue Expenses                                   7.5             7.9
  Foreign Exchange Expense                        56.7            44.5
  Increase in Allowance for
  Doubtful Accounts                               43.2            65.3
  Sinking Fund Earnings                         (230.9)         (220.0)
Actual Losses Due to Foreign Exchange            (23.8)          (20.6)
Decrease in Pension Liability (Note 14)          (70.0)         (153.4)
Decrease in Deferred Revenue                     (39.1)          (15.6)
Capital Asset Acquisitions Charged
 to Operations                                   198.8           154.7
Proceeds from Disposal of Capital Assets          (2.4)           (2.1)
(Increase) Decrease in Working Capital
 (Note 19)                                         5.6           (75.8)
                                               -------        --------
Net Cash From (Used in) Operating Activities      89.4           (99.3)
                                               -------        --------

INVESTING ACTIVITIES
Purchase of Capital Assets                      (198.8)         (154.7)
Proceeds from Disposal of Capital Assets           2.4             2.1
(Increase) Decrease in Investments,
 Loans and Advances                              (62.2)           62.0
                                               -------        --------
Net Cash Used in Investing Activities           (258.6)          (90.6)
                                               -------        --------

FINANCING ACTIVITIES
Proceeds from Issuance of Funded Debt            663.2           648.0
Received from Sinking Fund for Redemption
   of Debentures and Payment of Exchange         120.6           128.0
Decrease in Obligations under Capital Leases     (28.1)           (0.7)
Sinking Fund Installments                       (118.4)         (112.7)
Funded Debt Matured                             (335.6)         (502.0)
                                               -------        --------
Net Cash From Financing Activities               301.7           160.6
                                               -------        --------

INCREASE (DECREASE) IN CASH POSITION
DURING YEAR                                      132.5           (29.3)
CASH POSITION - BEGINNING OF YEAR               (484.8)         (455.5)
                                               -------        --------
CASH POSITION - END OF YEAR                    $(352.3)       $ (484.8)
                                               ========       =========

CASH REPRESENTED BY
Bank Advances and Short Term Borrowing         $(352.3)       $ (484.8)
                                               ========       =========

The accompanying notes are an integral part of these Financial Statements.

                             STATEMENT OF NET DEBT
                    for the fiscal year ended 31 March 2002


                                                      (millions)
                                                 2002            2001

NET DEBT - BEGINNING OF YEAR

As Previously Published                      $ (6,625.9)     $ (6,807.7)
Prior Years' Adjustments (Note 2)
 NB Power Accounting Change for
 Foreign Currency                                (172.0)         (106.0)
                                             ----------       ---------
As Restated                                    (6,797.9)       (6,913.7)

SURPLUS RESULTING IN DECREASE IN NET DEBT
   FOR THE YEAR                                   143.8           115.8
                                             ----------       ---------

NET DEBT - END OF YEAR                       $ (6,654.1)     $ (6,797.9)
                                             ==========      ==========


The accompanying notes are an integral part of these Financial Statements.

                      NOTES TO THE FINANCIAL STATEMENTS

                                31 March 2002

Note 1            Summary of significant accounting policies


a) Provincial Reporting Entity

     In these financial statements, the Province is defined as the Provincial Reporting Entity. The Provincial Reporting Entity is comprised of certain organizations that are accountable to the Legislature. These accountable organizations are the Consolidated Fund, the General Sinking Fund, the Fiscal Stabilization Fund and certain agencies, commissions and corporations. The agencies, commissions and corporations included in this definition are identified below.

Transactions and balances of organizations are included in these financial statements through one of the following accounting methods:

     Consolidation method - This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization.

     Modified equity method - This method is used for government enterprises. Government enterprises are defined in note 10 to these financial statements. The modified equity method reports a government enterprise's net assets as an investment in the Province's Statement of Financial Position. The net income of the government enterprise is reported as investment income in the Province's Statement of Results. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between government enterprises and other government organizations are eliminated. The accounting policies of government enterprises are not adjusted to conform with those of other government organizations.

     Equity method - This method of accounting is used for Hospital Corporations. The accounting policies of the Hospital Corporations are adjusted to comply with the policies of the Province. The annual deficits or surpluses of the Hospital Corporations are recorded as an expenditure or revenue. The total net accumulated deficits or surpluses of the Hospital Corporations are recorded as a liability or asset. This method results in the same net position that would result from the consolidation method.

     Transaction method - This method records only transactions between the Province and the other organizations.

Organizations that have been included in the Provincial Reporting Entity through consolidation are:

         Algonquin Properties Limited;
         Arts Development Trust Fund;
         Environmental Trust Fund;
         Fiscal Stabilization Fund;
         Forest Protection Limited;
         Group Insurance Trust Fund;
         N.B. Agriexport Inc.;
         New Brunswick Credit Union Deposit Insurance Corporation; New Brunswick Highway Corporation;
         New Brunswick Housing Corporation;
         New Brunswick Investment Management Corporation;
         Regional Development Corporation;
         Service New Brunswick;
         Sport Development Trust Fund.

Government enterprises that have been included in these financial statements through modified equity accounting are:

         Algonquin Golf Limited;
         Lotteries Commission of New Brunswick;
         New Brunswick Liquor Corporation;
         New Brunswick Municipal Finance Corporation;
         New Brunswick Power Corporation;
         Workplace Health, Safety and Compensation Commission.

New Brunswick Hospital Corporations have been included in these financial statements using the equity method of accounting.

Certain organizations that are accountable to the Legislature have been included through the transaction method. The transaction method was used because the appropriate methods would not produce a materially different result. The determination of which entities to exclude because of materiality was made by Board of Management. The organizations included through the transaction method are:

         Advisory Council on the Status of Women;
         Board of Commissioners of Public Utilities of New Brunswick; Fundy Linen Services Inc.;
         Kings Landing Corporation;
         New Brunswick Crop Insurance Commission;
         New Brunswick Distance Education Network;
         New Brunswick Museum;
         New Brunswick Public Libraries Foundation;
         New Brunswick Research and Productivity Council;
         Premier's Council on the Status of Disabled Persons;
         Provincial Holdings Ltd.;
         Strait Crossing Finance Inc.;
         Youth Council of New Brunswick.


b) SIGNIFICANT ACCOUNTING POLICIES

Accrual Accounting

Expenditures are recorded for all goods and services received during the fiscal year.

Revenue from Canada under the Federal-Provincial Fiscal Arrangements and Federal Post-Secondary Education and Health Contributions Act, 1977, and the Canada-New Brunswick Tax Collection Agreement is accrued based on estimates provided by Canada. These estimates are subject to adjustment in future years. Such adjustments are included in revenue when Canada informs the Province of the revisions. The most recent revision included in these financial statements is dated 27 February 2002.

All other revenues and recoveries are recorded on an accrual basis.

Debt Charges

     Interest and other debt service charges are reported in the Statement of Revenue and Expenditure as Service of the Public Debt except as described below:

     Because government enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expenditure. The cost of servicing the debt of government enterprises is an expenditure included in the calculation of their net profit or loss for the year.

     Interest costs imputed on the Province's Accrued Pension Liability are recorded as part of pension expense, which is included in various expenditure functions.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 13 to these financial statements reports the components of the Service of the Public Debt Expenditure function and total debt charges.

Government Transfers


     GOVERNMENT TRANSFERS ARE TRANSFERS OF MONEY, SUCH AS GRANTS, FROM A GOVERNMENT TO AN INDIVIDUAL, AN ORGANIZATION OR ANOTHER GOVERNMENT FOR WHICH THE GOVERNMENT MAKING THE TRANSFER DOES NOT RECEIVE ANY GOODS OR SERVICES DIRECTLY IN RETURN.

Government transfers are recognized in the Province's financial statements as expenditures or revenues in the period that the events underlying the transfer occurred. Liabilities have been established for any transfers due at 31 March 2002 for which the intended recipients have met the eligibility criteria. Receivables have been established for transfers to which the Province is entitled under governing legislation, regulation or agreement.

During the year ended 31 March 2001, a supplement to the Canada Health and Social Transfer of $60.4 million was received from Canada. This is being recognized as revenue on a straight-line basis over four years. A similar supplement of $85.8 million was received during the year ended 31 March 2000 and is being recognized as revenue on a straight-line basis over three years.

Physical Assets

The cost of acquiring physical assets is expensed in the year of acquisition. The Statement of Financial Position does not report an amount for these assets. See Note 20 regarding Tangible Capital Assets..

Short Term Investments

Short term investments are recorded at cost.

Allowances

Allowances have been established for accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the financial statements. The increase in these allowances charged to operations for the fiscal year ended 31 March 2002 was $43.2 million ($65.3 million
2001).

Concessionary Loans

There are two situations where the Province charges loan disbursements entirely as expenditures. These are:

     Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

     Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expenditure when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province's borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expenditure.

Inventories

Inventories are recorded at the lower of cost or net realizable value. Inventories include supplies for use, and goods and properties held for resale. Properties held for resale include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure. Properties acquired through foreclosure which have not been disposed of within two fiscal year ends of repossession are removed from inventory and are recorded as expenditure.

Deferred Revenue

Amounts received or recorded as receivable but not earned by the end of the fiscal year are recorded as deferred revenue.

Deposits Held in Trust

Any funds remitted to the Province and held in trust for specified persons are included in both the financial assets and liabilities of the Province. Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. Note 18 to these financial statements discloses the equity balances of the trust funds administered by the Province.

Borrowing on Behalf of New Brunswick Power Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of New Brunswick Power Corporation in exchange for debentures with like terms and conditions.

The New Brunswick Power Corporation debentures received by the Province are reported in the Statement of Financial Position as a reduction of Funded Debt. This financing arrangement was used to obtain more favourable debt servicing costs. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province's Consolidated Fund.

Foreign Currency Translation

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Revenue and expenditure items are translated at the rates of exchange in effect at the respective transaction dates.

Exchange gains and losses are included in the Statement of Revenue and Expenditure except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities.

Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as an expenditure and an obligation at the inception of the lease.

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expenditure when it is due.

Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized in financial statements. This uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount. Many items in these financial statements have been measured using estimates. Those estimates have been based on assumptions that reflect economic conditions.

Some examples of where measurement uncertainty exists are the establishment of allowances for doubtful accounts and the determination of pension expense.


NOTE 2  CHANGE IN ACCOUNTING POLICY

During the year ended 31 March 2002, NB Power Corporation changed its method of accounting for foreign exchange gains and losses. Previously the Corporation deferred any unrealized gains or losses on the translation of foreign currency denominated monetary assets and liabilities, and amortized those gains or losses to income over the remaining term of the related debt issue. The new accounting policy requires foreign exchange gains or losses to be recognized immediately. This change has resulted in an increase in the Province's investment income from NB Power Corporation of $16.0 million for the year ended 31 March 2002 (decrease of $66.0 million for the year ended 31 March 2001), and an increase in the Province's opening Net Debt as at 1 April 2001 of $172.0 million (increase of $106.0 million as at 1 April 2000).

NOTE 3       BUDGET

The budget amounts included in these financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program and elimination of inter-account transactions. Budget figures for the year ending 31 March 2002 have also been adjusted to include estimated revenue and expenditures, as approved by Board of Management, for those entities which are included in the reporting entity by way of consolidation method.

The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.


NOTE 4       BALANCING OF EXPENDITURE AND REVENUE

The Province's Balanced Budget Act requires that total expenditures not exceed total revenues for the period commencing 1 April 2000 and ending 31 March 2004.

That Act stipulates that any change made within the last fifteen months of the period from 1 April 2000 to 31 March 2004, or after completion of that period, in relation to the official estimates by the Government of Canada for provincial entitlements under the Federal-Provincial Fiscal Arrangements and Federal Post-Secondary Education and Health Contributions Act or the Canada-New Brunswick Tax Collection Agreement, shall not be taken into account.

The difference for the period ending 31 March 2002 between revenue and expenditure is as follows:

                                                             (millions)
                                                      -----------------------
                                                        2001          2002
                                                       Actual        Actual

     Revenue                                          $ 4,835.0    $ 5,216.7
     Expenditure                                        4,719.2      5,072.9
                                                      ---------    ---------
                                                          115.8        143.8
     Cumulative Difference - Beginning of Year            ---          115.8
                                                      ---------    ---------
     Cumulative Difference - End of Year              $   115.8    $  259.6
                                                      =========    =========

NOTE 5  FISCAL STABILIZATION FUND

The Province's Fiscal Stabilization Fund Act establishes a fund separate from the Consolidated Fund, for the purpose of assisting in stabilizing the fiscal position of the Province of New Brunswick from year to year and to improve long term fiscal planning.

For the year ending 31 March 2002, an amount of $100.0 million ($100.0 million
2001) was transferred from the Consolidated Fund to the Fiscal Stabilization Fund. Any such transfers into the Fiscal Stabilization Fund are authorized by an appropriation in accordance with the Financial Administration Act. Transfers out of the Fund are made with the approval of the Lieutenant-Governor-in-Council. No transfers out of the Stabilization Fund were made during the year. The Fund has been included in these financial statements on a consolidated basis.

NOTE 6  LOANS AND ADVANCES

In addition to establishing budgets for various revenue and expenditure classifications, the Province budgets disbursements and recoveries for loans and advances. The budgeted amounts and actual results for the year ended 31 March 2002, and the actual results for the year ended 31 March 2001 are as follows:

                                                          (millions)
                                               2002          2002          2001
                                              Budget        Actual        Actual

 Disbursements
 Agricultural Development Act                 $   5.8       $   1.9     $   3.1
 Economic Development Act                        45.0          10.8        39.2
 Fisheries Development Act                        8.0           5.1         4.5
 Housing                                          7.1           6.3         6.8
 Nursing Home                                     ---           1.7         2.8
 Veterans' Affairs                               11.3           9.7         1.3
 Other                                            1.6           ---         ---
                                              -------       -------      ------
     Total Disbursements                         78.8          35.5        57.7
                                              -------       -------      -------

 Recoveries
 Agricultural Development Act                     2.0           1.6         1.9
 Economic Development Act                         9.3           8.7        18.8
 Finance                                          0.2           0.2         0.4
 Fisheries Development Act                        4.2           3.6         4.4
 Greater Moncton Area Transitional Policing       ---           0.3         0.3
 Housing                                          3.2           3.9         3.3
 Nursing Home                                     ---           4.5         ---
 Other                                            0.7           0.1         0.1
                                              -------        ------      -------

     Total Recoveries                            19.6          22.9        29.2
                                              -------       -------      -------

 Net Loans and Advances                       $  59.2        $ 12.6      $ 28.5
                                              =======        ======      =======

NOTE 7       SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2002, the accumulated surplus in all Special Purpose Accounts totaled $60.0 million ($56.4 million 2001). This total is recorded as a reduction in net debt.

The following table summarizes the change in the accumulated Special Purpose Account surplus.

                                                                                           (millions)
                                                             2001                             2002
                                                                         ------------------------------------------------
                                                          Accumulated                                      Accumulated
                                                            Surplus         Revenue       Expenditure        Surplus

      Education
           Canada Student Loans                             $   0.5          $   9.4         $   9.4         $   0.5
           Fred Magee Account                                   0.2              0.1             ---             0.3
           Library Account                                      0.2              0.3             0.1             0.4
           Scholarship and Trusts                               ---              0.4             0.4             ---
           Self Sustaining Accounts                             2.5              6.9             4.9             4.5
      Environment and Local Government
           Environmental Trust Fund                             1.4              5.0             4.7             1.7
      Family and Community Services
           CMHC Funding                                        30.6              6.5             1.4            35.7
      Finance
           Group Insurance Trust Fund                           2.8              ---             1.4             1.4
           Strait Crossing Finance Inc.                         ---              0.1             0.1             ---
      General Government
           Arts Development Trust Fund                          1.0              0.7             1.2             0.5
           Sport Development Trust Fund                         0.1              0.5             0.5             0.1
      Health and Wellness
           Hospital Liability Protection Account                1.8              2.2             4.0             ---
           Medical Research Assistance Account                  3.2              0.1             0.1             3.2
           WHSCC Compensation                                   ---              0.2             0.2             ---
      Justice
           Family Support                                       0.1              0.2             0.2             0.1
      Natural Resources and Energy
           Wildlife Conservation                                1.5              1.1             1.4             1.2
      Public Safety
           Municipal Police Assistance Account                  0.1              0.6             0.6             0.1
           National Safety Code Agreement                       0.2              0.2             0.3             0.1
           Suspended Driver - Alcohol Re-education
            Program                                             0.1              0.2             0.2             0.1
           Victim Services Account                              0.7              1.3             1.5             0.5
      Supply and Services
           Land Management Account                              6.3              1.7             1.5             6.5
           Public/Private Partnership Projects                  0.2              ---             ---             0.2
           Renovation of Old Government House                   0.3              ---             ---             0.3
      Training and Employment Development
           Johann Wordel Account                                0.1              ---             ---             0.1
           New Brunswick Community College
            Scholarship Account                                 0.2              ---             ---             0.2
           Recoverable Projects                                 2.3              0.5             0.5             2.3
                                                             ------          -------         -------         -------
                                                             $ 56.4           $ 38.2          $ 34.6          $ 60.0
                                                             ======          =======         =======         =======

NOTE 8       SPECIAL OPERATING AGENCIES

Revenue may be generated by the Special Operating Agencies or from transfers from other budgetary accounts. Expenditures are incurred by the agencies in delivering the programs they offer and may be of a capital or operating nature.

Special Operating Agency account revenue earned but not spent in any year, accumulates as a surplus in that account and may with permission from Board of Management be spent in future years. At 31 March 2002, the accumulated surplus in all Special Operating Agency accounts totaled $9.8 million ($12.5 million
2001). This total is recorded as a reduction in net debt. The following table summarizes the change in the accumulated Special Operating Agency surplus during the 2002 fiscal year.

                                                                                  (millions)
                                                     2001                            2002
                                                                 --------------------------------------------
                                                  Accumulated                                    Accumulated
                                                    Surplus        Revenue      Expenditure        Surplus

     Business New Brunswick
          Mactaquac Golf Course                   $   0.6         $    0.9       $    0.7        $   0.8
     Public Safety
          New Brunswick Safety Code Services          0.8              3.5            4.1            0.2
     Regional Development Corporation
          Regional Development Corporation            3.9             14.9            9.0            9.8
     Training and Employment Development
          New Brunswick Community College             5.3            101.7          101.2            5.8
     Transportation
          Vehicle Management                          1.9             66.8           75.5           (6.8)
                                                  -------          -------        -------        -------

                                                   $ 12.5          $ 187.8        $ 190.5         $  9.8
                                                  =======          =======        =======        =======


NOTE 9       OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,902.8 million ($1,990.0 million 2001). That amount includes $871.9 million ($900.0 million 2001) in principal and $1,030.9 million ($1,090.0 million
2001) in interest.

Minimum annual principal and interest payments in each of the next five years are as follows:

                          Fiscal Year            (millions)
                          -----------
                           2002-2003                $ 14.1
                           2003-2004                  44.5
                           2004-2005                  75.5
                           2005-2006                  75.6
                           2006-2007                  76.4

NOTE 10      GOVERNMENT ENTERPRISES

A Government Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as described in note 1
a) to these financial statements.

Algonquin Golf Limited                                              31-12-01
Lotteries Commission of New Brunswick (Lotteries)                   31-03-02
New Brunswick Liquor Corporation (Liquor)                           31-03-02
New Brunswick Municipal Finance Corporation
  (Municipal Finance)                                               31-12-01
New Brunswick Power Corporation (Power)                             31-03-02
Workplace Health, Safety and Compensation Commission
  (WHSCC)                                                           31-12-01

The following table presents condensed financial information of these Government Enterprises.


                                                                        (millions)
                             Algonquin                                 Municipal
                             Golf Limited  Lotteries      Liquor        Finance         Power         WHSCC         Total
                                                          ------        -------         -----         -----         -----
  Assets
  Cash and Equivalents        $   0.2      $   ---        $   0.2    $     0.2       $     17.0      $ 569.3     $   586.9
  Receivables                   ---             0.5           2.0          4.5            169.0         94.8         270.8
  Prepaids                      ---           ---             0.4        ---                5.0        ---             5.4
  Inventories                   ---           ---            17.1        ---              102.0        ---           119.1
  Deferred Charges              ---           ---           ---          ---              103.0        ---           103.0
  Fixed Assets                    6.8         ---            10.0        ---            2,840.0          9.2       2,866.0
  Other Assets                 ----           ---           ---          367.5             ---           0.4         367.9
                             --------      --------      --------     --------         ---------------------    ----------
  Total Assets                $   7.0       $   0.5       $  29.7      $ 372.2         $3,236.0      $ 673.7     $ 4,319.1
                              =======       =======       =======      =======         ========      =======     =========

  -------------------------- ------------- ------------ ------------ -------------- -------------- ------------ --------------

  Liabilities
  Short Term
     Indebtedness            $   ---          ---         $   0.5    $   ---          $   ---      $   ---      $      0.5
  Payables                        0.9         ---            10.8          4.5            222.0         10.1         248.3
  Reserves                        2.0         ---           ---          ---              268.0        ---           270.0
  Long Term Debt                  5.0         ---             2.7        366.9             95.7        670.2       1,140.5
  Debt Funded by the
     Province                   ---           ---           ---          ---            2,794.3        ---         2,794.3
                             --------      -------       --------    ---------         --------    --------     ----------
  Total Liabilities               7.9         ---            14.0        371.4          3,380.0       680.3        4,453.6
                             --------      -------        -------      -------         --------     -------     ----------

  -------------------------- ------------- ------------ ------------ -------------- -------------- ------------ --------------

  Equity
  Retained Earnings              (0.9)          0.5          15.7           0.8          (144.0)        (6.6)       (134.5)
                             ---------     --------       -------    ----------      -----------    ---------     ---------
  Total Equity                   (0.9)         0,.5          15.7           0.8          (144.0)        (6.6)       (134.5)
                             ---------     --------       -------    ----------      -----------    ---------   ------------
  Total Liabilities and
     Equity                   $   7.0       $   0.5      $   29.7      $ 372.2         $3,236.0      $ 673.7     $ 4,319.1
                              =======       =======      ========      =======         ========      =======     =========

  -------------------------- ------------- ------------ ------------ -------------- -------------- ------------ --------------

  Net Income
  Revenue                     $   1.4       $  89.6       $ 292.5      $  23.6         $1,319.0      $ 158.8     $ 1,884.9
  Expenses                       (1.7)         (0.5)       (185.7)        (0.1)        (1,033.0)      (194.5)     (1,415.5)
  Interest Expense               (0.3)         ---          ---          (23.4)          (266.0)        ---         (289.7)
                              -------      --------     ---------     --------       ----------    ---------    ------------
  Net Income                  $  (0.6)      $  89.1       $ 106.8     $    0.1       $     20.0     $  (35.7)   $    179.7
                              ========      =======       =======     ========       ==========     =========   ==========

  -------------------------- ------------- ------------ ------------ -------------- -------------- ------------ --------------

The financial information of Government Enterprises is prepared according to generally accepted accounting principles, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other member organizations of the Provincial Reporting Entity.

Because minor adjustments are required for timing differences, the net income amounts reported in the financial statements of government enterprises may vary slightly from the investment income reported in the Province's Statement of Revenue and Expenditure.

Algonquin Golf Limited


Algonquin Golf Limited was incorporated on 29 May 1998 under the New Brunswick Business Corporation Act. Its purpose is to re-develop and operate the golf course formerly owned by Algonquin Properties Limited. The first year of operations was 2000, the course opened on 1 July 2000.

Lotteries Commission of New Brunswick

The Lotteries Commission of New Brunswick is a shareholder in Atlantic Lottery Corporation Inc. and in the Interprovincial Lottery Corporation. Atlantic Lottery Corporation Inc. is jointly owned by the four Atlantic Provinces and is responsible to develop, organize, undertake, conduct and manage lotteries in Atlantic Canada. Atlantic Lottery Corporation Inc. also markets and handles the products of the Interprovincial Lottery Corporation. The Interprovincial Lottery Corporation is a corporation jointly owned by the ten Canadian provinces.

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority.

New Brunswick Power Corporation

The New Brunswick Power Corporation was established in 1920 under the Electric Power Act and is an agent of the Crown in right of the Province. The Corporation provides for the continuous supply of energy adequate for the needs and future development of the Province and promotes economy and efficiency in the distribution, supply, sale and use of power.

Workplace Health, Safety and Compensation Commission

The Workplace Health, Safety and Compensation Commission was established under the Workplace Health, Safety and Compensation Commission Act on 1 January 1995. It is responsible for administration of both the Occupational Health and Safety Act and the Worker's Compensation Act. The Workplace Health, Safety and Compensation Commission is dedicated to the promotion of a safe and healthy work environment and the provision of services to workplaces, employers and the injured workers of New Brunswick.

The Commission administers the payment of benefits to injured workers, levies and collects assessment revenues and invests funds. The net assets of the Commission and all assessments collected from employers can only be used for the purposes of the Commission.

NOTE 11      BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

                                              (millions)
                                    Authority
                                     Granted         Borrowing
                      Balance       During the    During the Year      Balance
                       2001            Year                              2002
                       ----            ----                              ----

Loan Act 1999        $  422.4     $   ---            $ 363.0         $   59.4
Loan Act 2000           495.0         ---              ---              495.0
Loan Act 2001           ---           445.0            ---              445.0
                     --------     ---------          -------         --------

                     $  917.4     $   445.0          $ 363.0         $  999.4
                     ========     =========          =======         ========


Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $1,400.0 million. At 31 March 2002, bank advances and short term borrowing amounted to $352.3 million.

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. As at 31 December 2001, long term debt owed by the corporation was $366.9 million.

NOTE 12      FUNDED DEBT OUTSTANDING

The following is a maturity schedule for the total amount of the Province's Funded Debt.

                                                                          (millions)
                                             -----------------------------------------------------------------------
              Fiscal            Interest                                           Borrowing for    Funded Debt for
             Year of            Rate (%)                           Total Funded      NB Power         Provincial
             Maturity             Range      Currency Amount            Debt       Corporation        Purposes
          -------------        ----------    ---------------       -------------   --------------   ----------------
            2002-2003                7.1          US $257.0          $  409.5       $   (191.2)
                                     5.0       Yen  1,128.0              13.6            ---
                                8.0-16.5        CAN  $823.8             823.8           (500.0)
                                                                      -------         --------

                                                                      1,246.9           (691.2)        $  555.7
                                                                    ---------         --------

            2003-2004                5.0       Yen  1,128.0              13.6            ---
                                7.4-12.1        CAN  $330.9             330.9           (100.0)
                                                                     --------       ----------

                                                                        344.5           (100.0)           244.5
                                                                    ---------       ----------

            2004-2005            7.5-7.6         US  $247.5             394.4            ---
                                     5.0       Yen  1,128.0              13.6            ---
                                5.4-14.1        CAN  $284.5             284.5            ---
                                                                     --------        -------

                                                                        692.5            ---              692.5
                                                                     --------        ---------

            2005-2006                6.5          US $150.0             239.0            ---
                                     5.0       Yen  1,128.0              13.6            ---
                                7.5-12.6        CAN  $446.1             446.1           (200.0)
                                                                     --------       ----------

                                                                        698.7           (200.0)           498.7
                                                                     --------       ----------

            2006-2007                5.0      Yen   1,128.0              13.6            ---
                                     5.6        Sfr   100.0              94.6            ---
                                5.6-10.0         CAN $830.5             830.5            (70.0)
                                                                    ---------        ----------

                                                                        938.7            (70.0)           868.7
                                                                    ---------        ---------      -----------

            2007-2008           6.75-9.8        US   $939.0           1,496.4           (860.5)
             & After                 5.0      Yen   4,104.0              49.1            ---
                                5.2-11.1       CAN $5,659.6           5,659.6         (1,200.0)
                                                                    ---------      -----------

                                                                      7,205.1         (2,060.5)         5,144.6
                                                                    ---------        ---------      -----------

      Funded Debt before Sinking Fund Investments                    11,126.4         (3,121.7)         8,004.7

      Less:   Sinking Fund Investments                                3,686.2           (327.4)         3,358.8
                                                                  -----------      -----------      -----------

      Funded Debt Outstanding                                       $ 7,440.2       $ (2,794.3)      $  4,645.9
                                                                    =========       ==========       ==========

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2002, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $3,358.8 million ($3,130.2 million 2001). Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2002 was $1,484.8 million ($1,402.5 million 2001).

Because government enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 10 to these financial statements discloses the long term debt obligations of government enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.


                                        (millions)
                                           2002
            -----------------------------------------------------
  Fiscal     Amount Payable        Amount Payable    Canadian
 Year of       In Original         Per Financial      Dollar
 Maturity       Currency            Swap Agreement   Equivalent

2002-2003       Yen  3,000.0        CAN  $  30.6      $  30.6
2003-2004       Yen  5,000.0        CAN  $  59.8         59.8
2004-2005       Yen  5,000.0         US  $  47.5         75.7
2004-2005       Yen  5,000.0        CAN  $  71.2         71.2
2004-2005       Yen  4,000.0        CAN  $  55.1         55.1
2004-2005       Yen  3,000.0        CAN  $  41.1         41.1
2006-2007      CAN  $   95.1        Sfr    100.0         94.6
                                                      -------
                                                       $428.1


All of the swap agreements are interest rate and currency swap agreements except the Sfr 100.0 issue due 2006-2007 which is a currency swap agreement only.

 The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt.

               Fiscal Year           (millions)

                2002-2003              $ 113.0
                2003-2004                108.7
                2004-2005                105.3
                2005-2006                 95.7
                2006-2007                 86.3

NOTE 13      DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $424.4 million ($363.7 million 2001), which consists of:

                                                           (millions)
                                                       2002            2001
                                                       ----            ----

Interest                                            $ 817.2           $ 851.1
Interest on Fredericton - Moncton Highway
  Capital Lease                                        22.5             ---
Interest on Other Capital Leases                        2.4               2.5
Foreign Exchange Expense                               56.6              44.5
Other Expenses                                          1.8               1.2
                                                   --------           -------
                                                      900.5             899.3

Interest Recovery for Debt Incurred for the
  New Brunswick Power Corporation                    (248.7)           (262.0)
                                                   --------           -------
Service of the Public Debt                            651.8             637.3
Sinking Fund Earnings                                (230.9)           (220.0)
                                                   --------           -------
Debt Charges before Pension Interest                  420.9             417.3
Pension Interest Charged (Earned)                       3.5             (53.6)
                                                   --------           -------
                                                    $ 424.4           $ 363.7
                                                   ========           =======


NOTE 14      PENSION PLANS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive pension benefits. The Pension plans under which these benefits are received are as follows:

                                                               Date of Latest
                   Plan Name                                Actuarial Valuation

Public Service Superannuation Plan (PSSA)                     01 April 2001
Teachers' Pension Plan (TPA)                                  01 April 2001
Provincial Court Act and Provincial Court
  Judges' Pension Act (Judges')                               01 April 2001
Members' Superannuation Plan and Members'
  Pension Plan (Members')                                     01 April 1996
Pension Plan for Canadian Union of Public
  Employees of New Brunswick Hospitals (H-CUPE)                    ---
Pension Plan for Management Employees of
  New Brunswick School Districts (Sch-Mgt)                    01 January 1993
Pension Plan for General Labour, Trades and Services
  Employees of New Brunswick School Districts (GLTS)          01 January 2000
Pension Plan for Full-Time CUPE 2745 Employees of New
  Brunswick School Districts (CUPE 2745)                      01 January 2000
Ombudsman Plan (Ombud)                                             ---
Pension Plan for Certain Bargaining Employees of
  New Brunswick Hospitals (H-Certain)                              ---
Pension Plan for Part-time and Seasonal Employees (Part-time)      ---
Early Retirement / Workforce Adjustment Program (Early Ret)   01 April 1999

Pension funds distinct from the Consolidated Fund exist for each of these pension plans, except the Members' Superannuation Plan, Members' Pension Plan and the Ombudsman Plan.

The following is a summary of the contribution levels and basic member benefits for each pension plan. Complete plan descriptions are contained in the specific plan documentation.



                             Contributions
                 --------------------------------------
                 Employee Benefits
                 -------------------------------------------------------------------------------------------------
                 Earnings    Earnings                                                                        Annual
                 Up to      Above YMPE                    Unreduced         Reduced                        Benefit
Plan             YMPE                    Employer           Benefits      Benefits        Basic Benefit   Indexing
----             ----       ----------   --------           --------      --------        -------------   --------

PSSA               5.80%       7.50%     Determined     Age 60 with 5     Age 55 with    2.0% of salary   Up to
                                         by an          years service.    5 years        times years      5.00%
                                         actuary                          service        service.
                                         required to                                     Integrated
                                         fund current                                    with CPP.
                                         service
                                         costs.
TPA                7.30%       9.00%     Equal to       Sum of age and    Sum of age     2.0% of salary   Up to 4.75%
                                         Employee       years of          and service    times  years
                                                        service 87; 35    total 85 or    service.
                                                        years service;    age 60 with    Integrated
                                                        or age 65 with    5 years        with CPP.
                                                        5 years service.  service

Sch -Mgt         This plan is being      N/A            Age 60 with 5     At age 55      2.0% of salary   Up to 3.00%
                 curtailed.  There are                  continuous        with 5         times years
                 no current                             years service.    continuous     service.
                 contributors to the                                      years service  Integrated
                 plan                                                                    with CPP.
CUPE 2745           4.50%       6.00%    Determined     Age 60 with 5     Age 55 with    1.3% to 2.0%     Up to
                                         by an          years             5 years        of salary        2.00%.
                                         actuary.       continuous        continuous     times years
                                                        employment.       employment     service.
                                                                                         Integrated
                                                                                         with CPP.

GLTS                4.50%       6.00%    Not less       Age 60 with 5     Age 55 with    1.4% to 1.9%     Up to
                                         than 95% of    years             5 years        of salary        2.00%.
                                         employee       continuous        continuous     times years
                                         contributions  service           employment     service.
                                                                                         Integrated
                                                                                         with CPP.

Judges'                                  At least       Age 60 with 25    N/A            60% of salary    Up to
a)Provincial                             equal to       years service                    Integrated       6.00%
Court Act          5.80%       7.50%     Judges'        or at age 65                     with CPP.
                                         contributions. with 10 years
                                                        service
b)Provincial       7.00%        N/A                                       2 years        2.75% per year   Up to
Court Judges'                            Determined     Age 60 with 2     service.       of service up    5.00%
Pension Act                              by an          years service.                   to 65% of
                                         actuary.                                        salary.  Not
                                                                                         integrated
                                                                                         with
                                                                                         CPP.



                             Contributions
                 --------------------------------------
                 Employee                               Benefits
                 -----------------------                --------------------------------------------------------------
                 Earnings    Earnings                                                                       Annual
                   Up to     Above YMPE                    Unreduced         Reduced                        Benefit
Plan             YMPE                    Employer           Benefits      Benefits        Basic Benefit   Indexing
----             ----                    --------           --------      --------        -------------   --------

H - CUPE           4.50%       6.00%     Currently on   Age 60 with 5     Age 55 with    1.4% to 1.75%    Up to
                                         a              years             5 years        of salary        2.00%.
                                         contribution   continuous        continuous     times years
                                         holiday.       service.          employment.    service.
                                                                                         Integrated
                                                                                         with CPP.

Hospitals -        5.185%      6.61%     Equal to       Age 60 with 5     Age 55 with    2.0% of salary   Up to
CBE                                      employee       years             5 years        times years      4.00%.
                                         contributions  continuous        continuous     service.
                                                        service.          employment     Integrated
                                                        Normal                           with CPP.
                                                        retirement at
                                                        age 65.
Part-Time        2.00%,        N/A       Equal to       Normal            N/A            Defined          N/A
                 3.25% or                employee       retirement age                   contribution
                 4.50%                   contributions  65.                              plan




Ombud This plan has no active members and exists solely to pay benefits to past Ombudsmen or their beneficiaries. The current and future Ombudsmen are members of either the Judges' or PSSA Plan.

Early Ret        The Province has obligations under various early
                 retirement initiatives. The most recent program offered expired 15 March 2000 and was available to members of the PSSA employed in Part 1 of the Public Service. Under the program, employees could retire as early as age 55 with an unreduced pension. In addition, they were eligible for up to 3 years of pension credits.

Members'         a)       Members' Superannuation Plan
                               Applies to Members of the Legislative Assembly
                      who were MLA's prior to enactment of the Members' Pension Act. Members contribute 9% of MLA's indemnity plus 6% of Minister's salary. Province contributes amount equal to excess of pension payments over member contributions plus interest.
                      Eligible for benefits upon ceasing to be an MLA with at least 10 sessions service. Basic MLA Benefits equal 4.5% of indemnity times number sessions up to final year's indemnity.
                      Basic Minster's benefits equal 3% of Ministers' salary times years service as a Minister.
                 b)       Members' Pension Plan
                      Members contribute lesser of amount under MSP and maximum deductible RPP contributions per Income Tax Act. Province contributes amount equal to excess of pension payments over member contributions plus interest. Eligible for benefits at age 60 upon ceasing to be an MLA with minimum 8 sessions service. Supplementary allowance at age 55 with minimum 8 sessions service. Basic MLA benefits equal 2% of indemnity times sessions served. Additional supplementary allowance of 125% of basic MLA's pension.
                      Basic Ministers' benefits equal 2% of Ministers' salary times years service as Minister. Additional supplementary allowance of 50% of basic Ministers' pension amount.

b) Pension Liability

With the exception of the Hospitals - Certain plan and the Hospitals - C.U.P.E. plan which are defined benefit plans with fixed employer contributions, and the Part-Time plan, which is a defined contribution plan, the Province is liable for any excess of accrued pension benefits over pension fund assets. The Provincial share of the estimated pension liability for all pension plans is $372.6 million ($442.6 million 2001). This estimate is based on actuarial valuations using the projected unit credit method, calculated as at the dates listed below. This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. The actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality. Section h) of this note lists some of the actuarial assumptions used. Section i) lists selected information about plan members.

Details of the pension liability are outlined in the following table. The estimated accrued benefits and the value of plan assets reported have been updated to the most recent year end of the applicable pension plan. This was based on a projection of the actuarial assumptions and on actual contribution levels. The plans for hospital and school district employees have 31 December year ends. All other plans have 31 March year ends.

Details of the unamortized adjustments and valuation allowances are disclosed in sections d), e), f) and g) of this note.



                                                                                 (millions)
                                                                        2002                                       2001
                                                                        ----                                       ----
                                                                                    Unamortized
                                                                                      Pension
                                                                     Actuarial      Adjustments
                                         Estimated                    Pension           and          Pension      Pension
                                          Accrued      Value of      Liability       Valuation      Liability    Liability
     Plan                                Benefits       Assets       (Surplus)       Allowance      (Surplus)    (Surplus)
     ----                                --------       ------       ---------       ---------      ---------    --------

     PSSA                              $   3,008.8    $  3,027.9   $   (19.1)      $     18.6       $    (0.5)  $    48.8
     TPA                                   2,889.1       2,793.3        95.8            101.5           197.3       227.4
     Judges'                                  24.8          21.2         3.6             11.9            15.5        16.1
     Members'                                 34.1         ---          34.1            ---              34.1        33.2
     H - CUPE                                ---            43.0       (43.0)           ---             (43.0)      (49.7)
     Sch - Mgt                                10.2          13.4        (3.2)           ---              (3.2)       (4.2)
     GLTS                                    147.5         180.3       (32.8)            22.9            (9.9)       (0.8)
     CUPE 2745                                28.6          35.2        (6.6)             0.8            (5.8)       (3.5)
     Early Ret                               127.0         ---         127.0            ---             127.0       123.9
                                       -----------    ----------   ---------       ----------       ---------   ---------
                                           6,270.1       6,114.3       155.8            155.7           311.5       391.2
     Allocated to NB Power                   667.0         669.2        (2.2)          (58.9)           (61.1)      (51.4)
                                       -----------    ----------   ----------      ----------       ----------  ----------
                                       $   5,603.1    $  5,445.1   $   158.0       $    214.6       $   372.6   $   442.6
                                       ===========    ==========   =========       ==========       =========   =========



The value of accrued benefits in all plans exceeds the value of assets by $158.0 million at 31 March 2002. However, because the calculation of this excess includes estimates of future events and market values of assets, the Statement of Financial Position reports a liability of $372.6 million for accounting purposes. The difference of $214.6 million is being amortized over future years. This ensures that past improvements to the financial position of the plans are only recognized as evidence of their existence becomes reliable.

As at 31 March 2002, the Public Service Superannuation plan was 100.6% funded and the Teachers Pension plan was 96.7% funded on an actuarial basis using the assumptions disclosed in this note.

 c) Change in Pension Liability

 The components of the change in pension liability are disclosed in the following table:



                                                                          (millions)
                                 -------------- ---------- -------------- -------------- --------- --------------- ------------
                                  Employers'
                                   Share of                                                                         Increase
                                    Pension                Amortization                  Total        Employer     (Decrease)
                                   Benefits     Pension         of        Valuation      Pension      Pension      in Pension
      Plan                          Earned      Interest    Adjustments    Adjustment    Expense    Contribution    Liability
      ----                          -------     --------    -----------    ----------    -------    ------------    ---------

      PSSA                            $39.4      $(10.6)       $(30.4)      $ ---          $(1.6)        $47.7         $(49.3)
      TPA                              28.9        (3.1)        (49.6)        ---          (23.8)          6.2          (30.0)
      Judges'                           0.8         0.2          (1.4)        ---           (0.4)          0.2           (0.6)
      Members'                          0.6         2.7         ---           ---            3.3           2.3            1.0
      H - CUPE                          5.8         0.9         ---           ---            6.7         ---              6.7
      Sch -Mgt                        ---          (0.3)          1.3         ---            1.0         ---              1.0
      GLTS                              2.8        (2.6)         (2.4)         (4.9)        (7.1)          2.0           (9.1)
      CUPE 2745.                        0.5        (0.6)         (0.2)         (1.6)        (1.9)          0.4           (2.3)
      Ombud                             0.2       ---           ---           ---            0.2           0.2          ---
      H - Certain                      10.7       ---           ---           ---           10.7          10.7          ---
      Part-time                         3.1       ---           ---           ---            3.1           3.1          ---
      Early Ret                    ---             10.3         ---           ---           10.3           7.2            3.1
                                 --------        ------         ------       ------        -----       -------       --------
                                       92.8       (3.1)         (82.7)         (6.5)         0.5          80.0          (79.5)
      Allocated to NB Power             9.9        (6.6)         (2.1)        ---            1.2          10.9           (9.7)
                                    -------       ------     ---------       ------        -----       -------       ---------
                                      $82.9        $3.5        $(80.6)       $ (6.5)       $(0.7)       $ 69.1         $(69.8)
                                      =====        ====        =======       =======       ======       ======         =======




Total pension benefits of $181.9 million were earned by employees during the fiscal year. Employees contributed $82.0 million toward these benefits. The value of pension benefits charged to agencies was $17.0 million. The employers' share of pension benefits earned was $82.9 million.

d) Experience Gains and Losses

Experience gains or losses are generally amortized to pension expense over the estimated average remaining service life of active contributors. The balance of experience gains on assets that arose prior to 1994 in the Public Service and Teachers' plans are being amortized over 5 years commencing in 1999. The following table summarizes the experience gains or losses for each plan:


                                                                                  (millions)
                                                        ----------------------------------------------------------------
                                           Estimated
                                            Average
                                           Remaining
                                         Service Life   31 March 2001                    Amortization    31 March 2002
                                           of Active     Unamortized    New Experience        of          Unamortized
                                         Contributors     Experience    Gains (Losses)    Experience      Experience
      Plan                                  (years)     Gains (Losses)                       Gains      Gains (Losses)
      ----                               ------------     -------------   --------------  --------------  ---------------
                                                                                           (Losses)

      PSSA                                     16.0         $(38.4)         $(94.5)          $(13.2)       $(146.1)
      TPA                                      14.0           69.8          (120.1)           (25.6)         (75.9)
      Judges'                                   9.5           (0.5)           13.8             (1.4)          11.9
      Sch - Mgt                                ---           ---              (1.3)             1.3          ---
      GLTS                                     13.0           23.5            (7.9)           (13.0)           2.6
      CUPE 2745                                16.0            3.4            (4.5)            (0.2)          (1.3)
                                                             -----          -------          -------       --------
                                                              57.8          (214.5)           (52.1)        (208.8)
      Allocated to  NB Power                                 (91.7)          (16.1)             1.7         (106.1)
                                                             ------         -------          ------        --------
                                                             $149.5         $(198.4)         $(53.8)       $(102.7)
                                                             ======         ========         =======       ========


e) Changes to Actuarial Assumptions

Changes to actuarial assumptions are generally amortized to pension expense over the estimated average remaining service life of active contributors. The following table summarizes the value of estimation adjustments arising from changes to actuarial assumptions for each plan:


                                                                               (millions)
                                                         --------------------------------------------------------
                                            Estimated
                                          -------------     31 March                               31 March
                                             Average          2001                                   2002
                                            Remaining      Unamortized                            Unamortized
                                          Service Life      Value of         Amortization            Value
                                            Of Active      Changes to         of Changes         of Changes to
        Plan                              Contributors     Assumptions       to Assumptions       Assumptions
                                             (years)

        PSSA                                     16.0        $181.9             $(17.2)             $164.7
        TPA                                      14.0         201.4              (24.0)              177.4
                                                            -------            --------            -------
                                                              383.3              (41.2)              342.1
        Allocated to NB Power                                  51.0               (3.8)               47.2
                                                           --------           ---------           --------
                                                             $332.3             $(37.4)             $294.9
                                                             ======             =======             ======

f) Amendments to Pension Plan Provisions

Amendments to pension plan provisions are expensed in the year they are made. There were amendments to the School Board - General Labour and Trades Plan that affected the value of the estimated accrued benefits for active members.

               (millions)
                                       ----------------
                Value of
                                       ---------------
                New Plan
               Amendments
                  Plan                 Expensed in
                the Year

                  GLTS                  $10.6
                                         =====

g) Valuation Allowance

Pension surpluses for individual plans that exceed certain limits have been reduced by valuation allowances. Details of the allowances are provided in the following table:

                                           (millions)
                                          31 March 2002
            Plan                       Valuation Allowance

            GLTS                          $  20.3
            CUPE 2745                         2.1
                                         --------

                                          $  22.4


h)  Actuarial Assumptions

Calculation of the Province's employee pension obligations and related pension expenditure is based on long and short term actuarial assumptions except the Judges' Plan where only long term assumptions are used. The short term period spans the years 2001 to 2004 and the long term covers the years thereafter.

The tables below disclose the long term assumptions and the range of short term assumptions used in the actuarial valuations.


     Long Term Assumptions
                                                      Annual Wage and                        Rate of Pension
                                 Rate of Return on    Salary Increase                       Escalation after
     Plan                            Assets (%)             (%)           Inflation (%)      Retirement (%)

     PSSA                               7.90             4.00 plus             3.50           3.30 to 3.40
                                                        promotional
                                                       increase between
                                                         0.20 and 1.00
     TPA                                7.90             4.00 plus             3.50           3.20 to 3.40
                                                          promotional
                                                       increase between
                                                         0.25 and 1.50
     Judges'                            7.90                4.50               3.50           3.30 to 3.40
     Sch - Mgt                          8.16                4.75               4.00               2.00
     GLTS                               7.90                4.00               3.50               2.00
     CUPE 2745                          7.90                4.00               3.50               2.00
     Members'                           8.16                4.75               4.00               4.00

     Short Term Assumptions
                                                      Annual Wage and                        Rate of Pension
                                 Rate of Return on    Salary Increase                       Escalation after
     Plan                            Assets (%)             (%)           Inflation (%)      Retirement (%)
     ------------                -----------------    ---------------     -------------     -----------------
     PSSA                               7.90            2.00 to 3.00       2.00 to 3.00       2.00 to 3.00
     TPA                                7.90            2.00 to 3.00       2.00 to 3.00       2.00 to 3.00
     Sch - Mgt                      6.08 to 7.64        1.50 to 4.00       2.00 to 3.50           2.00
     GLTS                               7.90            2.00 to 3.00       2.00 to 3.00           2.00
     CUPE 2745                          7.90            2.00 to 3.00       2.00 to 3.00           2.00
     Members'                       6.08 to 7.64        0.00 to 4.00       2.00 to 3.50       2.00 to 3.50



These assumptions have been used to determine the amount of the Province's obligation for pension benefits outstanding and the value of benefits earned by employees during the fiscal year. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the pension plans.

i) Member Data

The following table lists data about the members of each plan.

                                                                                    Average Annual
                                             Number of Active      Number of           Salary of          Average
      Plan                                     Contributors       Pensioners         Contributors      Annual Pension
      ------------------                     ----------------     ----------        --------------     --------------
      PSSA                                         18,535             8,931           $  44,963        $  14,753
      TPA                                           9,394             6,214              49,637           24,920
      Judges'                                          26                30             141,102           44,673
      Sch - Mgt                                       ---                70                 ---           10,877
      GLTS                                          1,991             1,002              24,377            6,558
      CUPE 2745                                       561               125              22,449            3,859
      Members'                                         55                95              38,781           27,580
Ministers earn an additional average salary of $34,510


NOTE 15      CONTINGENT LIABILITIES

a) Guaranteed Loans

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. At 31 March 2002, the total contingent liability in respect of these guarantees was $196.1 million ($166.6 million 2001), of which the Province has recognized $44.7 million as a liability in the Statement of Financial Position ($30.9 million 2001).

                                                       (millions)
                                              Authorized         Contingent
                                                Limit            Liability
                                              ----------        ------------
Adult Education and Training Act               $   0.3            $   0.3
Agricultural Development Act                       0.2                0.2
Economic Development Act                          48.9               33.8
Employment Development Act                         3.6                3.6
Fisheries Development Act                          8.8                5.9
Livestock Incentives Act                           2.0                1.5
Nursing Homes Act                                 10.7               10.7
Regional Development Corporation Act               3.9                3.5
Youth Assistance Act                             136.6              136.6
                                                                 --------
                                                                    196.1
Less:  Allowance for Losses (Schedule 10)                            44.7
                                                                 --------
                                                                  $ 151.4

b) Environmental Responsibility

The Province of New Brunswick has an agreement with a mining company to limit the liability of the company to $3.0 million for environmental damages that occurred prior to the company commencing mining at a specified site. The cost to clean up the major problem area of this site has been estimated at $3.0 million. The Province currently holds a performance bond for $1.3 million from this company relating to this clean up.

N.B. Coal (a wholly owned subsidiary of New Brunswick Power Corporation) has an environmental responsibility to treat acidic water drainage from an inactive mine. Cost of treatment for the fiscal year ended 31 March 2002 was $0.5 million ($0.5 million 2001).

c) Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expenditure in the year of settlement or replacement.

NOTE 16      COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government enterprises, for the rental of space and equipment amounts to $369.8 million ($308.9 million 2001). Minimum annual lease payments in each of the next five years are as follows:

             Fiscal Year                   (millions)
             -----------
              2002-2003                       $ 43.5
              2003-2004                         38.7
              2004-2005                         33.9
              2005-2006                         30.1
              2006-2007                         29.0


b) Nursing Homes

The Department of Health and Wellness includes in its annual operating budget funding for the repayment of approved long term debt of certain nursing homes. The Department funds the nursing homes through grants which pay the difference between operating expenses and revenue from other sources. On average, revenue from other sources covers approximately 35% of operating costs.

Total long term debt of these nursing homes at 31 March 2002 amounted to approximately $91.7 million ($89.2 million 2001). Of the $91.7 million nursing home debt, the Province has issued guarantees totalling approximately $10.7 million ($10.6 million 2001) which is included as a contingent liability.


c)  Authorized Capital Projects

The 31 March 2002 estimated amount required to complete authorized major construction projects of schools, hospitals, other buildings, roads and bridges, and to meet capital grant obligations is $838.0 million ($36.6 million 2001). This includes projects that will be cost shared with the Government of Canada.

NOTE 17      EXPENDITURE BY PRIMARY CLASSIFICATION

The expenditures by primary classification are as follows:


                                                                          (millions)
                                                                     2002             2001
                                                                     ----             ----


 Personal Services                                                $ 1,140.6         $ 1,068.3
 Other Services                                                       434.3             397.7
 Materials and Supplies                                               118.3             113.3
 Property and Equipment                                               205.7             142.6
 Contributions, Grants and Subsidies to or on behalf of:
    Hospitals                                                         826.1             772.9
    Municipalities and Local Service Districts                        141.6             139.9
    Individuals                                                       886.3             841.4
    Nursing Homes                                                     117.2             109.6
    Other                                                             464.6             439.3
 Debt and Other Charges                                               738.2             694.2
                                                                  ---------          --------
                                                                  $ 5,072.9          $4,719.2
                                                                  =========          ========


Personal Services includes salaries and benefits of employees, and allowances paid to the members of the Legislative Assembly. Personal Services does not include salaries and benefits of employees of hospitals and other agencies, which are paid by those organizations. Funding provided to those organizations is recorded as Contributions, Grants and Subsidies.

Other Services includes the purchase of various services including rental of space, postage, advertising, professional services, Royal Canadian Mounted Police services and travel expenses.

Materials and Supplies includes the purchase of textbooks, office supplies, heating fuel, vehicle and equipment supplies and parts, and structural materials and supplies.

Property and Equipment includes the purchase and construction of buildings, roads, bridges, equipment, and office furniture.

Contributions, Grants and Subsidies includes payments to government corporations, agencies and boards, and to business entities and non-profit organizations. Contributions, Grants and Subsidies to or on behalf of individuals includes income assistance payments and medical service payments on behalf of individuals. Contributions, Grants and Subsidies to Hospitals includes both grants provided to Hospitals, and the unfunded deficits of Hospitals.

Debt and Other Charges includes the cost of servicing the public debt and bad debt expenses.

NOTE 18      TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:


                                                                    (millions)
                                                               2002             2001
                                                               ----             ----
Cost Method:

Margaret R. Lynds Bequest                                 $       0.1      $       0.1
Mental Health Trust Fund                                         0.8              0.7
New Brunswick Power Corporation Sinking Fund                    32.2             30.4
Viscount Bennett Bequest                                         0.2               0.2
                                                          ----------       -----------

                                                          $     33.3       $     31.4
                                                          ==========       ==========

Market Value Method:

Judges' Superannuation Fund                               $     21.2       $     21.3
Pension Plan for the Management Employees
  of New Brunswick School Districts                             13.4             14.5
Pension Plan for General Labour, Trades and Services
  Employees of New Brunswick School Districts                  180.3            173.1
Pension Plan for Full-Time CUPE 2745 Employees of
  New Brunswick School Districts                                35.2             34.0
Public Service Superannuation Fund                           3,027.9          2,959.9
Teachers' Pension Trust Fund                                 2,793.3          2,810.0
                                                          ----------       ----------

                                                           $ 6,071.3        $ 6,012.8
                                                          ==========        =========


The Margaret R. Lynds Bequest is used to award three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources.

The New Brunswick Power Corporation Sinking Fund is held in trust under the authority of the Electric Power Act. New Brunswick Power Corporation makes payments to this sinking fund as required by the terms of any bond or debenture issues. These are retained and invested. The purpose of the fund is to repay the bonds or debentures when they mature.

NOTE 19 CHANGE IN PROVINCIAL BORROWING

The Province's funded debt issued for Provincial purposes increased $119.9 million during the year (increased $43.0 million in 2001), after deducting the value of the sinking fund. Bank Advances and Short Term Borrowing decreased by $132.5 million (increased $29.3 million in 2001). Total borrowing was therefore $12.6 million lower at 31 March 2002 than it was at 31 March 2001.

The following table shows how total borrowing decreased $12.6 million.


                                                                                  (millions)
                                                                             2002            2001
                                                                             ----            ----

Decrease in Net Debt for the Year                                         $ 143.8          $  115.8
Decrease in Pension Liability                                               (70.0)           (153.4)
Decrease in Deferred Revenue                                                (39.1)            (15.6)
(Increase) Decrease in Investments, Loans and Advances                      (62.2)             62.0
Decrease in Obligations under Capital Leases                                (28.1)             (0.7)
Decrease (Increase) in Other Current Assets and Liabilities                  44.6              (7.7)
                                                                        ---------          --------
Decrease (Increase) in Borrowing Before Foreign
  Exchange Adjustments                                                      (11.0)              0.4
Foreign Exchange Adjustments                                                 23.6             (72.7)
                                                                        ---------          --------

(Increase) Decrease in Borrowing                                         $   12.6          $  (72.3)
                                                                        =========          ========


The following changes in Other Current Assets and Liabilities had an affect on the Province's Working Capital position. In the table below, bracketed figures indicate an increase in Working Capital.




                                                                                  (millions)
                                                                             2002             2001
                                                                             ----             ----

Accounts and Interest Receivable                                           $ (33.1)         $  (34.8)
Taxes Receivable                                                             (11.3)            (43.9)
Inventories                                                                    0.6              (2.8)
Prepaid and Deferred Charges                                                 (44.3)             (0.3)
Accounts Payable                                                             119.3             (30.9)
Accrued Expenditures                                                         (33.9)             35.4
Deposits Held in Trust                                                         8.3               1.5
                                                                          --------          --------
(Increase) Decrease in Working Capital                                         5.6             (75.8)
Increase in Allowance for Doubtful Accounts                                   43.2              65.3
Decrease (Increase) in Premiums and Discounts on Issue of
  Debt                                                                        (4.2)              2.8
                                                                          ---------         --------

Decrease (Increase) in Other Current Assets and Liabilities                $  44.6          $   (7.7)
                                                                          =========         ========

NOTE 20      TANGIBLE CAPITAL ASSETS


The Province has a significant investment in tangible capital assets that have a useful life of greater than one year. Tangible capital assets are recorded as an expenditure in the period acquired and are not included as assets in the Statement of Financial Position. These assets are a key component in the delivery of programs and provide on-going value to the public.

The Province's net investment in Tangible Capital Assets over the past five years has been:


                                (millions)
              Year            Net Investments

              2002             $   196.4
              2001                 152.6
              2000               1,157.3
              1999                 282.2
              1998                 227.8

Details of certain tangible capital assets are as follows:


a)   Vehicles and Equipment

                                             (millions)
                                            Accumulated          Net Book
                                Cost        Depreciation           Value
                                ----        ------------        ----------

     Vehicles and Equipment    $ 193.1       $ 107.2             $ 85.9


b)   Capital Leases

                                            (millions)
                                               Cost
                                            ----------
     Fredericton to Moncton Highway         $   903.8
     Moncton North School                         8.2
     Miramichi Youth Facility                    13.6




b)   Land and Buildings

                                                    Estimated
                                                     Number
                                                   -----------
     Number of Provincially Owned Properties         7,195

NOTE 21       COMPARATIVE FIGURES

Prior year figures have been restated because of the change in accounting policy disclosed in note 2. Certain other figures for the prior year have also been restated to conform with the 2002 presentation of the financial statements.

                     SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2002
                                                                   (millions)
                                                             2002       2001
SCHEDULE 1
ACCOUNTS AND INTEREST RECEIVABLE
Accounts Receivable
  Canada - Conditional Grants
    Canada Mortgage and Housing Corporation                 $ 27.8     $ 27.9
    Canada/New Brunswick Highway Improvement Program
                                                               5.0        1.9
    Disaster Financial Assistance Program
                                                              38.9       38.3
    Gun Control
                                                               0.9        2.8
    Infrastructure Program
                                                               1.5        0.1
    Official Languages in Education Program
                                                              20.9       19.9
    Refund of Harmonized Sales Tax Paid
                                                              18.8        8.9
    Regional Economic Development Agreement
                                                               3.7        2.1
    Young Offenders Act
                                                               ---        1.1
    Other Agreements
                                                               2.9        3.9
 Canada - Unconditional Grants
    Canada Health and Social Transfer
                                                               2.4        1.1
    Fiscal Equalization
                                                               ---       11.5
  Receivables of Government Departments
    Business New Brunswick
                                                               6.1        2.2
    Education
                                                              16.3       17.1
    Family and Community Services
                                                              33.0       29.8
    Finance
                                                              44.5       49.2
    Health and Wellness
                                                              16.4       13.5
    Justice
                                                              20.2       19.9
    Natural Resources and Energy
                                                               3.0        3.3
    Office of Human Resources
                                                               3.7        1.5
    Public Safety
                                                               6.0        4.9
    Supply and Services
                                                               3.6        3.4
    Tourism and Parks
                                                               1.6        ---
    Training and Employment Development
                                                              18.3        3.6
    Transportation
                                                              16.1       19.1
    Other Departments
                                                               9.1        7.3
  Guarantee Payouts
                                                              26.8       21.6
  Working Capital Advances
                                                               7.3        7.6
  Other
                                                               2.5        3.0
Interest Receivable
  Agricultural Development Act
                                                               2.9        2.0
  Economic Development Act
                                                               4.6        4.1
  Fisheries Development Act
                                                              13.0       14.0
  Other
                                                               5.0        4.0
                                                           ------------------
                                                             382.8      350.6
Less:  Allowance for Doubtful Accounts
                                                              97.7       87.4
                                                           ------------------
                                                           $ 285.1    $ 263.2
                                                           ==================

                     SCHEDULES TO THE FINANCIAL STATEMENTS
                                 31 March 2002

                                                      (millions)
                                               2002                2001

SCHEDULE 2
TAXES RECEIVABLE

Gasoline and Motive Fuels Tax                      $ 17.2        $ 21.5
Real Property Tax                                   359.9         342.4
Royalties and Stumpage on Timber                     18.4          22.7
Sales Tax                                            68.9          68.9
Tobacco Tax                                           7.4           5.3

Other                                                 0.1           0.1
                                        --------------------------------
                                                    471.9         460.9
Less:  Allowance for Doubtful Accounts               89.5          84.5
                                        --------------------------------
                                                   $382.4        $376.4
                                        ================================

SCHEDULE 3
INVENTORIES

Construction and Maintenance Materials             $  9.0        $  8.8
Educational Textbooks                                 2.2           2.2

Machine Repair Parts                                  5.6           5.5

Properties Held for Sale                              1.4           1.3

Stationery and Supplies                               1.3           1.3

Veterinary Supplies                                   0.7           0.8

Other Supplies                                        6.6           7.5

                                        --------------------------------
                                                   $ 26.8        $ 27.4
                                        ================================

SCHEDULE 4
PREPAID AND DEFERRED CHARGES

Unamortized Premiums, Discounts, and
  Issue Expenses on Debentures                     $ 65.3        $ 61.2
Other                                                69.6          25.4
                                        --------------------------------
                                                   $134.9        $ 86.6
                                        ================================


                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                     31 March 2002
                                                                                          (millions)
                                                                     2002                                  2001
                                                   -------------------------------------------------------------------------
                                                                   Allowance                            Allowance
                                                                  for Doubtful                         for Doubtful
                                                      Amount        Accounts      Net     Amount    Accounts         Net
                                                   -------------------------------------------------------------------------
SCHEDULE 5
LOANS AND ADVANCES
Business New Brunswick
    Agricultural Development Act                   $ 18.1           $ 12.0       $ 6.1    $ 17.3    $ 8.3       $ 9.0
    Economic Development Act                        143.6             59.7        83.9     138.8     51.7        87.1
    Fisheries Development Act                        56.9             42.3        14.6      58.0     45.2        12.8
    New Brunswick Agri-Export                         0.5              ---         0.5       0.5      0.5         ---
    Provincial Holdings Ltd.                          8.5              2.2         6.3       9.6      1.8         7.8


Education
    Loans to Students                                 0.2              0.2         ---       0.2      0.2         ---


Environment and Local Government
    Water and Sewerage Systems                        0.4              ---         0.4       0.4      ---         0.4
    Other Loans                                       0.3              0.3         ---       0.3      0.3         ---


Executive Council
    La Fondation du quotidien francophone             4.0              4.0         ---       4.0      4.0         ---


Family and Community Services
    Loans to Nursing Homes                            ---              ---         ---       2.9      ---         2.9
    New Brunswick Housing Act                        30.9              2.5        28.4      28.4      2.6        25.8


Finance
    Municipalities - Department of
      Regional Industrial Expansion
       Agreements                                     1.7              0.6         1.1       1.9     0.6           1.3


Health and Wellness
    Veterans' Affairs Units                          11.1              ---        11.1       1.3     ---           1.3


Public Safety
    City of Moncton                                   1.9              ---         1.9       2.1     ---           2.1
    Unsatisfied Judgements                            9.5              9.5         ---       9.6     9.5           ---


Regional Development Corporation
    Fundy Trail Endowment Fund                        3.2              ---         3.2       3.2     ---           3.2


Supply and Services
    Miramichi Redevelopment                           0.4              0.4         ---       0.4     ---           0.4
    Other Loans                                       ---              ---         ---       0.1     ---           0.1
                                                   ------------------------------------------------------------------------
                                                   $291.2           $133.7      $157.5    $278.9   $124.7       $154.2
                                                   ========================================================================


                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                      31 March 2002

                                                                              (millions)
                                                                       2002               2001

SCHEDULE 6
INVESTMENTS

Investment in Government Enterprises
    Lotteries Commission of New Brunswick                             $ 0.5              $ 1.1

    New Brunswick Liquor Corporation                                   14.9               12.2

    New Brunswick Municipal Finance Corporation                         0.8                0.8

    New Brunswick Power Corporation                                  (144.7)            (164.7)
    Workplace Health, Safety and Compensation Commission               (6.6)              29.1
                                                                 -------------------------------
                                                                     (135.1)            (121.5)
Other Long Term Investments                                            63.5                3.7
                                                                 -------------------------------
                                                                     $(71.6)           $(117.8)
                                                                 ===============================

SCHEDULE 7
BANK ADVANCES AND SHORT TERM BORROWING

Bank Overdrafts                                                      $ 85.1             $ 49.1
Treasury Bills 1.93% - 3.44%  Maturing 4 April 2002 -
          27 March 2003                                               798.9              732.8
                                                                 --------------------------------
                                                                      884.0              781.9
                                                                 --------------------------------

Less:
  Cash                                                                 46.8               43.3

  Short Term Investments                                              484.9              253.8
                                                                 ---------------------------------
                                                                      531.7              297.1
                                                                 ---------------------------------
                                                                     $352.3            $ 484.8
                                                                 =================================


                    SCHEDULES TO THE FINANCIAL STATEMENTS
                                 31 March 2002
                                                                 (millions)
                                                              2002        2001

SCHEDULE 8
ACCOUNTS PAYABLE
Accounts Payable for Goods and Services
   Agriculture, Fisheries and Aquaculture                  $    2.7    $   4.4
   Business New Brunswick                                      36.5       34.9
   Education                                                   32.6       20.1
   Environment and Local Government                             4.8        3.7
   Family and Community Services                               29.6       23.2
   Finance                                                     18.4       18.8
   Health and Wellness                                         60.0       54.2
   Maritime Provinces Higher Education Commission              15.0       13.6
   Natural Resources and Energy                                 3.3        2.2
   Office of the Comptroller                                   44.4        4.0
   Office of Human Resources                                    2.0        ---
   Public Safety                                               27.5       24.4
   Regional Development Corporation                             2.9        3.6
   Supply and Services                                         14.9       13.9
   Tourism and Parks                                            4.1        ---
   Training and Employment Development                          9.3        9.8
   Transportation                                              40.4       21.0
   Other Departments                                           27.2        3.2
Due to Canada
   Department of Regional Industrial Expansion                  1.1        1.3
   Harmonized Sales Tax Agreement                               ---        7.4

   Other Agreements                                             9.2        0.8
New Brunswick Housing Corporation - Third Parties              45.5       46.4
Other                                                           5.2        6.4
                                                          ----------------------
                                                           $  436.6     $317.3
                                                          ======================
SCHEDULE 9
ACCRUED EXPENDITURES
Accrued Interest
  Funded Debt                                              $  143.6     $159.2
  Outstanding Treasury Bills                                    ---        4.3

  Other                                                        20.6        0.8
                                                          ----------------------
                                                              164.2      164.3

Accrued Salaries Payable                                      102.8      117.5
Health and Wellness                                            72.6      110.7
Holdbacks on Contracts                                          6.0        4.9
Liability for Injured Workers                                  68.9       55.7
Retirement Allowances                                         208.1      214.8
Solid Waste Management                                          ---        5.9

Other                                                          53.4       36.1
                                                          ----------------------
                                                           $  676.0     $709.9
                                                          ======================

                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                      31 March 2002
                                                                           (millions)
                                                                     2002               2001

SCHEDULE 10
ALLOWANCE FOR LOSSES

Business New Brunswick                                             $  19.1             $ 12.2
Education                                                             25.4               18.5
Training and Employment Development                                    0.2                0.2
                                                                   ----------------------------
                                                                   $  44.7             $ 30.9
                                                                   ============================

SCHEDULE 11
DEFERRED REVENUE

Canada Health and Social Transfer                                  $  30.4             $ 74.1
Highway Improvement Recoveries                                         ---                1.4

Motor Vehicle and Operators' Licenses                                 33.3               34.8
Real Property Taxes                                                  214.3              208.2
Other                                                                  8.1                6.7
                                                                   ----------------------------
                                                                   $ 286.1             $325.2
                                                                   ============================

SCHEDULE 12
DEPOSITS HELD IN TRUST

Administrator of Estates of Patients in Psychiatric Facilities     $   0.4             $   0.4
Contractors' Deposits                                                  1.6                 1.5
Court of Queen's Bench                                                 4.7                 5.0

Employee Contributions for Early Retirement Benefits                   2.1                 4.2
Mining Licenses - Non-Performance Renewal Fees                         1.3                 1.2
New Brunswick Crop Reinsurance Fund                                    3.3                 2.1
Sale of Property for Taxes                                             0.8                 0.8
Scholarship Trusts                                                     2.1                 2.1
Tenants' Security Deposits                                            10.5                 9.9
Other                                                                 15.5                 6.8
                                                                   ----------------------------
                                                                   $  42.3             $  34.0
                                                                   ============================
SCHEDULE 13
OBLIGATIONS UNDER CAPITAL LEASES

Moncton North School                                               $   8.7             $   9.4
Miramichi Youth Facility                                              18.6                18.8
New Brunswick Highway Corporation                                    844.6               871.8
                                                                   ----------------------------
                                                                   $ 871.9             $ 900.0
                                                                   ============================


                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                      31 March 2002
                                                                    (millions)
                                          --------------------------------------------------------------
                                                 2002                 2002                 2001
                                                Budget               Actual               Actual
                                          -------------------- -------------------- --------------------
SCHEDULE 14
TAXES ON CONSUMPTION
Gasoline and Motive Fuels Tax              $     184.0         $     184.3          $      186.5
Harmonized Sales Tax                             691.0               659.6                 653.2
Tobacco Tax                                       50.0                69.7                  49.8
Other                                              ---                 0.1                   0.1
                                          -------------------- -------------------- --------------------
                                           $     925.0         $     913.7          $      889.6
                                          ==================== ==================== ====================

SCHEDULE 15
TAXES ON INCOME
Corporate Income Tax                       $     158.0         $     179.9          $      178.6
Mining Tax                                         3.0                 2.3                   3.3
Personal Income Tax                              903.1               909.9                 910.0
                                          -------------------- -------------------- --------------------
                                           $   1,064.1         $   1,092.1          $    1,091.9
                                          ==================== ==================== ====================

SCHEDULE 16
OTHER TAXES
Financial Corporation Capital Tax          $       8.4         $       9.2          $        7.0
Insurance Premium Tax                             25.8                30.3                  28.2
Large Corporation Capital Tax                     32.0                39.0                  30.6
Other                                              3.0                 3.4                   3.4
                                          -------------------- -------------------- --------------------
                                           $      69.2         $      81.9                  69.2
                                          ==================== ==================== ====================

SCHEDULE 17
LICENSES AND PERMITS
Angling Licenses                           $       1.6         $       1.5          $        1.6
Corporations - Annual Filing Fees                  0.6                 0.2                   2.0
Corporations - Letters Patent                      ---                 ---                   1.2
Hunting Licenses                                   3.2                 2.1                   2.2
Liquor Licensing Board                             2.8                 3.0                   3.4
Motor Vehicle Licenses                            78.2                79.1                  80.6
Security Frauds Prevention Act                     4.9                 5.6                   5.0
Other                                              8.7                10.1                  10.6
                                          -------------------- -------------------- --------------------
                                           $     100.0          $     101.6          $     106.6
                                          ==================== ==================== ====================

SCHEDULE 18
ROYALTIES
Forest                                     $      52.1          $      54.6          $      58.3
Mines                                              7.4                  6.5                  8.2
                                          -------------------- -------------------- --------------------
                                           $      59.5          $      61.1          $      66.5
                                          ==================== ==================== ====================

                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                      31 March 2002


                                                         (millions)
                                              -------------------------------
                                                 2002      2002       2001
                                                Budget    Actual     Actual
                                              -------------------------------

SCHEDULE 19
INVESTMENT INCOME

Lottery Revenues                               $ 81.2     $ 89.2     $ 89.7
New Brunswick Liquor Corporation                103.6      106.8      103.0
New Brunswick Power Corporation                  30.0       20.0      (78.0)
Workplace Health, Safety and Compensation
   Commission (WHSCC)                             1.1      (35.7)     (19.9)
Consolidation Adjustment for WHSCC                ---        ---        7.5
Other Investment Income                          22.6       31.3       26.6
                                              --------- ----------- --------
                                               $238.5     $211.6     $128.9
                                              ========= =========== ========

SCHEDULE 20
OTHER PROVINCIAL REVENUE

Sales of Goods and Services                    $154.1     $157.0     $146.6
Other Revenue                                    25.1       42.9       46.2
                                              --------- ----------- --------
                                               $179.2     $199.9     $192.8
                                              ========= =========== ========

SCHEDULE 21
CONDITIONAL GRANTS - CANADA

Economic Development                           $ 29.1     $ 10.4     $ 11.7
Education                                        30.0       22.3       22.6
Employment Development                          101.2      103.9      100.0
Family and Community Services                    37.0       35.8       36.9
General Government Services                       ---       13.4        4.4
Health                                            3.5        6.5        5.4
Protection Services                               7.8        7.7        7.3
Resources                                         0.6        0.5        6.5
Transportation                                   14.9       16.7        9.6
                                              --------- ----------- --------
                                               $224.1     $217.2     $204.4
                                              ========= =========== ========


                                        SCHEDULES TO THE FINANCIAL STATEMENTS
                                                   31 March 2002

                                                                    (millions)
                                                    --------------------------------------------
                                                      2002             2002             2001
                                                     Budget           Actual           Actual
                                                    --------------------------------------------
SCHEDULE 22
EDUCATION

Education                                           $   759.2        $  758.6          $  728.2
General Government                                        4.3           (20.6)            (50.7)
Maritime Provinces Higher Education Commission          168.1           168.1             164.2
Supply and Services                                      33.0            33.5              32.7
                                                    --------------------------------------------
                                                    $   964.6        $  939.6          $  874.4
                                                    ============================================

SCHEDULE 23
HEALTH

General Government                                  $     5.3        $    7.2          $   (0.2)
Health and Wellness                                   1,354.6         1,397.2           1,286.7
Supply and Services                                       6.9             6.1               3.8
                                                    --------------------------------------------
                                                    $ 1,366.8        $1,410.5          $1,290.3
                                                    ============================================

SCHEDULE 24
FAMILY AND COMMUNITY SERVICES

Family and Community Services                       $   692.1        $  678.9          $  652.2
General Government                                        4.3             4.0               4.2
                                                    --------------------------------------------
                                                    $   696.4        $  682.9          $  656.4
                                                    ============================================

SCHEDULE 25
PROTECTION SERVICES

General Government                                  $     2.4        $    ---          $    3.2
Justice                                                  35.6            36.2              33.2
Public Safety                                            96.2            99.8              96.8
Supply and Services                                       1.8             1.4               0.3
                                                    --------------------------------------------
                                                    $   136.0        $  137.4          $  133.5
                                                    ============================================


                               SCHEDULES TO THE FINANCIAL STATEMENTS
                                           31 March 2002
                                                                     (millions)
                                                  ------------------------------------------
                                                       2002             2002         2001
                                                      Budget           Actual       Actual
                                                  ---------------- -------------------------

SCHEDULE 26
ECONOMIC DEVELOPMENT
Business New Brunswick                             $   46.7         $  43.1         $  51.3
General Government                                     22.9            42.9            22.9
Regional Development Corporation                       51.2            38.0            31.1
Regional Development Corporation - Special
  Operating Agency                                     24.6             9.0             3.4
Supply and Services                                     1.2             1.1             ---
Tourism and Parks                                      24.8            27.2            25.6
                                                  ---------------- -------------------------
                                                   $  171.4         $ 161.3         $ 134.3
                                                  ================ =========================

SCHEDULE 27
EMPLOYMENT DEVELOPMENT AND LABOUR

General Government                                 $    0.6         $   0.6         $   0.6
Supply and Services                                     2.0             2.0             2.0
Training and Employment Development                   226.1           224.8           222.8
                                                  ---------------- -------------------------
                                                   $  228.7         $ 227.4         $ 223.7
                                                  ================ =========================

SCHEDULE 28
RESOURCE SECTOR

Agriculture, Fisheries and Aquaculture             $   27.2         $  26.9         $  41.4
Environment                                            19.6            19.9            19.4
Forest Protection Limited                               9.2             9.6             3.4
General Government                                      0.3             ---             2.6
Natural Resources and Energy                           93.3            96.2            86.2
Supply and Services                                     ---             1.4             1.4
                                                  ---------------- -------------------------
                                                   $  149.6         $ 154.0         $ 154.4
                                                  ================ =========================

SCHEDULE 29
TRANSPORTATION

General Government                                 $    0.3         $   3.3         $   1.3
New Brunswick Highway Corporation                       7.3             7.0             4.6
Supply and Services                                     ---             1.0             ---
Transportation                                        253.9           274.2           233.0
                                                  ---------------- -------------------------
                                                   $  261.5     $     285.5    $      238.9
                                                  ================ =========================



                                          SCHEDULES TO THE FINANCIAL STATEMENTS
                                                      31 March 2002

                                                                   (millions)
                                                    ----------------------------------------
                                                         2002        2002            2001
                                                        Budget      Actual          Actual
                                                    ----------------------------------------

SCHEDULE 30
CENTRAL GOVERNMENT

Algonquin Properties Ltd                            $    9.1       $  7.5          $  6.0
Executive Council                                        4.5          4.2             3.4
Finance                                                 81.0         82.0            90.0
General Government                                     118.0        114.4            82.3
Intergovernmental Affairs                                1.9          1.7             1.5
Legislative Assembly                                    15.5         14.7            12.9
Local Government                                        35.1         35.4            33.8
New Brunswick Investment Management Corporation          5.6          6.9             5.6
Office of the Comptroller                                5.0          4.6             4.7
Office of Human Resources                                5.7          5.6             5.4
Office of the Premier                                    1.2          1.2             1.2
Service New Brunswick                                   27.0         50.6            39.2
Supply and Services                                     96.3         93.7            90.0
                                                    ----------------------------------------
                                                    $  405.9      $ 422.5          $376.0
                                                    ========================================
